EXHIBIT 3.1

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

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                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                                   PRIDE, INC.

     PRIDE, INC., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

     1. The name of the corporation is Pride, Inc. The date of filing of its original Certificate of Incorporation with the Secretary of State was May 10, 1988.

This Amended and Restated Certificate of Incorporation restates and integrates and further amends the Certificate of Incorporation in its entirety, as follows:

FIRST:  The name of the corporation is MASON HILL HOLDINGS, INC.

SECOND: The address of its registered office in the State of Delaware is 1013 Centre Road, City of Wilmington, 19805, County of New Castle; and the registered agent of the corporation in the State of Delaware at such address is Corporation Service Company.

THIRD: The nature of the business or purposes to be conducted or promoted by the corporation is: To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: (a) The total number of shares of all classes of Stock which the Corporation shall have authority to issue is TWENTY FIVE MILLION (25,000,000) shares. Of these (i) TWENTY MILLION (20,000,000) shares shall be shares of Common Stock of the par value of $.002 per share; (ii) FIVE MILLION (5,000,000) shall be shares of Serial Preferred Stock of the par value of $.001 per share;

     I. The following are the powers, rights, qualifications and restrictions regarding the remaining shares of Common Stock ("Common Stock").

            COMMON STOCK. Subject to the rights, privileges, preferences and priorities of any holders of any series of Preferred Stock, the holders of record of the Common Stock (i) shall have equal ratable rights to dividends out of funds legally available therefor, when, as and if declared by the Board of Directors of the Corporation and paid to the holders of Common Stock; (ii) shall be entitled to share ratably in all the assets of the Corporation available for distribution to holders of the Corporation's Common Stock upon liquidation, dissolution or winding up of the Corporation; (iii) shall not have preemptive, subscription or conversion rights, or redemption or sinking funds provisions applicable thereto; and (iv) except as otherwise provided herein or by law, the holders of the Common Stock shall have full voting rights and powers, and each share of Common Stock shall be entitled to one non-cumulative vote per share on all matters on which the Corporation's stockholders may vote at all meetings of stockholders. All shares of Common Stock shall be identical with each other in every respect."

     II. The following are the powers, rights, qualifications and restrictions regarding the shares of Serial Preferred Stock ("Preferred Stock" or "Serial Preferred Stock"):

            SERIAL PREFERRED STOCK. The Preferred Stock may be issued in additional series, and shall have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issuance of such stock adopted from time to time by the Board of Directors. The Board of Directors is hereby expressly vested with the authority to determine and fix in the resolution or resolutions

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providing for the additional  issuances of additional series of Preferred Stock, the voting powers, conversion rights, designations, preferences and rights, and the qualifications, limitations or restrictions thereof, of each such series to the full extent now or hereafter permitted by the laws of the State of Delaware;

FIFTH:   The corporation is to have perpetual existence.

SIXTH: The directors shall have power to make and to alter or amend the By-Laws; to fix the amount to be reserved as working capital, and to authorize and cause to be executed, mortgages and liens without limit as to the amount, upon the property and franchises of this Corporation.

            With the consent in writing, and pursuant to a vote of the holders of a majority of the Common Stock issued and outstanding, the directors shall have authority to dispose, in any manner, of the whole property of this Corporation.

            The By-Laws shall determine whether and to what extent the accounts and books of this Corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right of inspecting any account, or book, or document of this Corporation, except as conferred by Law of the By-Laws, or by resolution of the stockholders.

            The stockholders and directors shall have power to hold their meetings and keep the books, documents and papers of the Corporation outside the State of Delaware, at such places as may be from time to time designated by the By-Laws or by resolution of the stockholders or directors, except as otherwise required by the laws of Delaware.

            It is the intention that the objects, purposes and powers specified in the third paragraph hereof shall, except where otherwise specified in said paragraph, be in no way limited or restricted by reference to or inference from the terms of any other clause or paragraph in this Certificate of Incorporation, but that the objects, purposes and powers specified in the paragraph "THIRD" and in each of the clauses or paragraphs of this charter shall be regarded as independent objects, purposes and powers.

SEVENTH: Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the corporation. Elections of directors need not be by written ballot unless the By-Laws of the corporation shall so provide.

EIGHTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders, directors or any other person herein are granted subject to this reservation.

NINTH: No director of the corporation shall be personally liable to the corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware General Corporation Law. Any repeal or modification of this Article by the stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such repeal or modification.
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TENTH:  The  Corporation shall have the power to merge and consolidated with any corporation or corporations in such manner as may be permitted by law.

ELEVENTH: The corporation elects not to be governed by Section 203 of the Delaware General Corporation Law.

4. This Amended and Restated Certificate of Incorporation was duly adopted by written consent of the stockholders in accordance with the applicable provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware and written notice of the adoption of this Restated Certificate of Incorporation has been given as provided by Section 228 of the General Corporation Law of the State of Delaware to every stockholder entitled to such notice.

5. This Amended and Restated Certificate of Incorporation shall be effective on October 1, 1999.

            IN WITNESS WHEREOF, said Pride, Inc. has caused this Certificate to be signed by the undersigned officer this 1st day of October, 1999.

                                                        PRIDE, INC.


                                       By: /s/ Christopher J. Kinsley
                                               ------------------------------
                                               Christopher J. Kinsley, President